                                                                     EXHIBIT 8.2


                                [I&M LETTERHEAD]


                                                                  (310) 203-7055


                                 April 17, 1996




Positive Response Television, Inc.
14724 Ventura Blvd., Suite 600
Sherman Oaks, CA  91403-3501

Gentlemen:

     We have acted as counsel to Positive Response Television, Inc., a corporation organized under the laws of the State of California ("PRT"), in connection with the proposed merger (the "Merger") of PRT with and into PRT Acquisition Acquisition Corp. ("Acquisition"), a corporation organized under the laws of the State of Delaware and a wholly owned subsidiary of National Media Corporation, a corporation organized under the laws of Delaware ("NMC"). You have requested our opinion regarding the U.S. federal income tax consequences of the Merger.

     In rendering our opinion, we have reviewed the Agreement and Plan of Merger and Reorganization, dated as of January 17, 1996 and amended as of April 4, 1996, by and among NMC, Acquistion and PRT (the "Merger Agreement"), the Proxy Statement/Prospectus to stockholders of PRT, dated April 19, 1996 (the "Proxy Statement/Prospectus"), and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

     In rendering this opinion, we have assumed that the Merger will be consummated in accordance with the Merger Agreement and that the Proxy Statement/Prospectus accurately reflects the material facts of the Merger and those surrounding PRT, Acquistion and NMC. In addition, as to any facts material to this opinion which we did not independently establish or verify, we have relied upon the facts contained in the statements and representations of officers and other representatives of PRT, NMC and others, which facts may in certain instances derive from the best knowledge of such persons without duty of inquiry. Certain of the representations of PRT and NMC are attached hereto as Exhibits A and B, respectively.

Positive Response Television, Inc.
April 17, 1996
Page 2


     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

     Based upon the foregoing, it is our opinion that, under present law, for U.S. federal income tax purposes (1) the Merger pursuant to which the shares of PRT held by the stockholders of PRT will be converted into shares of the common stock of NMC will be treated as a reorganization within the meaning of Section 368(a) of the Code (2) the discussion presented under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus, although general in nature, sets forth the material federal income tax consequences of the Merger to PRT and the stockholders of PRT. We express no opinion as to whether such discussion addresses all of the U.S. federal income tax consequences of the Merger that may be applicable to any particular stockholder of PRT. In addition, we express no opinion as to the U.S. federal, state, local, foreign or other tax consequences, other than as set forth above.

     The opinion is being furnished pursuant to Section 6.01(e) of the Merger Agreement. Any material changes in the facts from those set forth or assumed herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to us under the captions "THE MERGER--Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Prospectus/Proxy Statement forming part of the Form S-4 and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   IRELL & MANELLA, LLP

                                    EXHIBIT A

                                [PRT LETTERHEAD]



                                 April 17, 1996




Irell & Manella
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067

Klehr, Harrison, Harvey, Branzburg & Ellers
1401 Walnut Street
Philadelphia, PA  19102

Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to Section 6.01(e) of the Agreement and Plan of Merger and Reorganization dated January 17, 1996 (the "Merger Agreement"), by and among National Media Corporation, a Delaware corporation ("NMC"), PRT Acquisition Corp., a Delaware Corporation ("Acquisition") and Positive Response Television, Inc., a California corporation ("PRT"), relating to the proposed merger (the "Merger") of PRT with and into Acquisition, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, a duly authorized officer of PRT and acting as such, hereby certifies that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Merger Agreement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. Insofar as such certification pertains to any person (including NMC and Acquisition) other than PRT and any of its subsidiaries, the voting stock of which PRT owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the time of the Merger and that,

Irell & Manella
Klehr, Harrison, Harvey, Branzburg & ellers
April 17, 1996
Page 2


in connection with such reaffirmation, you will require that we reaffirm this certification at that time.


                           A.  REPRESENTATIONS OF PRT

     1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified and PRT has no plan or intention to waive or modify any such material conditions.

     2. The ratio for the exchange of shares of common stock of PRT (the "PRT Common Stock") for common stock of NMC (the "NMC Common Stock") in the Merger was negotiated through arm's length bargaining.

     3.   No stock of Acquisition will be issued in the Merger.

     4. PRT is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     5. PRT is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     6. Other than in the ordinary course of its business, PRT has made no transfer of any of its assets in contemplation of the Merger or during the period ending at the effective time of the Merger (the "Effective Time") and beginning with the commencement of negotiations (whether formal or informal) with NMC regarding the Merger (or any other form of disposition of the assets or stock of PRT other than in the ordinary course of business) (the "Pre-Merger Period"). For purposes of this paragraph, a transfer of assets includes any distribution of assets with respect to stock or in redemption of stock other than the distribution of regular dividends or the repurchase of unvested shares of stock held by employees.

     7. The fair market value of the assets of PRT exceeds the aggregate liabilities of PRT plus the amount of any other liabilities to which such assets are subject that are not included in the aggregate.

Irell & Manella
Klehr, Harrison, Harvey, Branzburg & ellers
April 17, 1996
Page 3


     8. In connection with the Merger, no stockholder of PRT is acting on behalf of, or as agent for, NMC or Acquisition.

     9. Pursuant to the Merger, PRT will merge with and into Acquisition and Acquisition will acquire all of the assets and liabilities of PRT. The assets transferred in the Merger represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by PRT immediately prior to the Merger. For purposes of the preceding, the following assets will be treated as property held by PRT immediately prior to the Merger in determining the percentage of PRT's net and gross assets held by Acquisition immediately following the Merger:
(i) assets disposed of by PRT (other than assets transferred from PRT to Acqusition in the Merger) prior to or subsequent to the Merger and in contemplation thereof or pursuant to the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) (including without limitation any asset disposed of by PRT, other than in the ordinary course of business, pursuant to a plan or intent existing during the Pre-Merger Period), (ii) assets used to pay expenses incurred in connection with the Merger and to make redemption or distribution payments (except for regular, normal dividends, if any) prior to the Merger and in contemplation thereof or related thereto, and
(iii) assets used to make payments to stockholders of PRT who exercise their dissenters' rights in connection with the Merger.

     10. NMC, Acquisition, PRT and the stockholders of PRT will each pay separately its or their own expenses incurred in connection with the Merger.

     11. Any compensation paid to stockholders of PRT who enter (or who have entered) into an employment, consulting or non-competition contract, if any, with PRT (or any member of a controlled group, as defined in Section 1563 of the Code, in which PRT is also a member) before the Effective Time will be for services actually rendered or to be rendered (or compliance with restrictions on competition) and such amounts are considered to be fair compensation for such services (or compliance). None of such compensation represents consideration for the exchange of shares of PRT Common Stock for NMC Common Stock. None of the shares of NMC Common Stock received by PRT stockholders in the Merger is separate consideration for or otherwise allocable to anything other than PRT Common Stock, such as for services or any covenant not to compete.

     12. PRT has no current plan or intention to acquire after the Merger any of the NMC Common Stock to be issued in the Merger.

Irell & Manella
Klehr, Harrison, Harvey, Branzburg & ellers
April 17, 1996
Page 4


     13. There is no present plan or intention on the part of the stockholders of PRT who own five percent (5%) or more of PRT Common Stock, and to the best knowledge of the management of PRT, any plan or intention on the part of PRT's stockholders (a "Plan"), to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of (i) shares of NMC Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of Outstanding PRT Common Stock (including shares of PRT Common Stock issued after the date hereof and prior to the Effective Time pursuant to exercise of options to acquire PRT Common Stock issued to present or former employees or directors of PRT in the ordinary course of business (the "PRT Options")), or (ii) more than fifty percent (50%) of the shares of NMC Common Stock received by such stockholders in the Merger. For purposes of the foregoing, a Sale of NMC Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of PRT Common Stock with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding PRT Common Stock that was exchanged for NMC Common Stock in the Merger and then disposed of pursuant to a Plan. Neither NMC nor any of its affiliates own any PRT Common Stock.

     14. There is no intercorporate indebtedness existing between NMC or Acquisition and PRT that was issued, acquired or will be settled at a discount.

     15. None of the shares of NMC Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the PRT Options.

     16. No fractional shares of NMC Common Stock will be issued in the Merger. In lieu thereof, cash will be paid to PRT stockholders otherwise entitled to a fractional share of NMC Common Stock. The payment of cash in lieu of fractional shares of NMC Common Stock is made solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration. The total amount of cash that any holder of PRT Common Stock will receive in lieu of a fractional share interest will not equal or exceed the fair market value (as determined in accordance with the Merger Agreement) of one full share of NMC Common Stock on the last trading day prior to the Effective Time, and the total cash consideration that will be paid in the transaction to PRT stockholders in lieu of issuing fractional shares of NMC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the PRT

Irell & Manella
Klehr, Harrison, Harvey, Branzburg & ellers
April 17, 1996
Page 5


stockholders in exchange for their shares of PRT Common Stock. The consideration for fractional shares will be paid by NMC.

     17. PRT will distribute all Common Stock and other property, if any, it receives in the Merger, and its other properties, in pursuance of the Merger Agreement.

     18. The liabilities of PRT to be assumed by Acquisition in the Merger and liabilities to which PRT's assets are subject, if any, were incurred by PRT in the ordinary course of its business.

     19. PRT hereby confirms the truth and accuracy in all material respects of each of the representations made by it in the Merger Agreement.

     20. PRT's Board of Directors has authorized management to make all the representations made by them and set forth herein.

                      B.  LIMITATIONS ON OPINION:  RELIANCE

     1. PRT has read and understands all the limitations and qualifications to which your opinion is subject and the items upon which you have relied.

     2. PRT recognizes that your opinion will be based, in part, on the representations herein and that such opinion will not be effective if any of such representations is not accurate and complete in all material respects at all relevant times.

Irell & Manella
Klehr, Harrison, Harvey, Branzburg & Ellers
April 17, 1996
Page 6


     This letter is being furnished to you solely for your benefit and for use in rendering your opinion and is not to be used, circulated, quoted or otherwise referred to for any purpose (other than inclusion in your opinion) without the express written consent of PRT. All of the foregoing certifications are true to the best knowledge of the management of PRT.

                                   Very truly yours,

                                   Positive Response Television, Inc.


                              By:  /S/ VALERIE CASTLE
                                   --------------------------------------
                                   Valerie Castle
                                   Vice President of Business Affairs

                                    EXHIBIT B

                                [NMC LETTERHEAD]



                                 April 17, 1996



Klehr, Harrison, Harvey, Branzburg & Ellers
1401 Walnut Street
Philadelphia, PA  19102

Irell & Manella
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067

Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to Section 6.01(e) of the Agreement and Plan of Merger and Reorganization dated January 17, 1996 (the "Merger Agreement"), by and among National Media Corporation, a Delaware corporation ("NMC"), PRT Acquisition Corp., a Delaware Corporation ("Acquisition") and Positive Response Television, Inc., a California corporation ("PRT"), relating to the proposed merger (the "Merger") of PRT with and into Acquisition, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, a duly authorized officer of NMC and acting as such, hereby certifies that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Merger Agreement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. Insofar as such certification pertains to any person (including PRT) other than NMC and any of its subsidiaries, the voting stock of which NMC owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the time of the Merger and that, in connection with such reaffirmation, you will require that we reaffirm this certification at that time.

Klehr, Harrison, Harvey, Branzburg & Ellers
Irell & Manella
April 17, 1996
Page 2


                           A.  REPRESENTATIONS OF NMC

     1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified and NMC has no plan or intention to waive or modify any such material conditions.

     2. The ratio for the exchange of shares of common stock of PRT (the "PRT Common Stock") for common stock of NMC (the "NMC Common Stock") in the Merger was negotiated through arm's length bargaining.

     3. Prior to the Merger, NMC will be in control of Acquisition within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     4.   No stock of Acquisition will be issued in the Merger.

     5. NMC has no plan or intention to redeem or otherwise reacquire any of the NMC Common Stock to be issued in the Merger other than the fractional shares of such stock that NMC will be deemed to reacquire as part of the Merger.

     6. Acquistion has no plan or intention to issue additional shares of its stock following the Merger, that would result in parent losing control of Acquisition within the meaning of Section 368(c) of the Code.

     7. Following the Merger, Acquisition will either continue the historic business of PRT or continue to use a significant portion of PRT's historic business assets in a business.

     8. NMC has no plan or intention to liquidate Acquisition; to merge Acquisition with and into another corporation; to sell or otherwise dispose of the stock of Acquistion; or to cause Acquisition to sell, distribute or otherwise dispose of or transfer any of PRT's assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

     9. The liabilities of PRT to be assumed by Acquisition in the Merger and liabilities to which PRT's assets are subject, if any, were incurred by PRT in the ordinary course of its business.

Klehr, Harrison, Harvey, Branzburg & Ellers
Irell & Manella
April 17, 1996
Page 3


     10.  Neither NMC nor Acquisition is an "investment company" as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     11. Neither NMC nor Acquisition is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     12. In connection with the Merger, no stockholder of PRT is acting on behalf of, or as an agent for, NMC or Acquisition.

     13. Pursuant to the Merger, PRT will merge with and into Acquisition and Acquisition will acquire all of the assets and liabilities of PRT. To the best knowledge of the management of NMC, the assets transferred in the Merger represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by PRT immediately prior to the Merger. For purposes of the preceding, the following assets will be treated as property held by PRT immediately prior to the Merger in determining the percentage of PRT's net and gross assets held by Acquisition immediately following the Merger: (i) assets disposed of by PRT (other than assets transferred from PRT to Acqusition in the Merger) prior to or subsequent to the Merger and in contemplation thereof or pursuant to the "plan of reorganization" within the meaning of Treas. Reg.
Section 1.368-1(c) (including without limitation any asset disposed of by PRT, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the effective time of the Merger (the "Effective Time") and beginning with the commencement of negotiations (whether formal or informal) with NMC regarding the Merger (or any other form of disposition of the assets or stock of NMC other than in the ordinary course of business)), (ii) assets used to pay expenses incurred in connection with the Merger and to make redemption or distribution payments (except for regular, normal dividends, if any) prior to the Merger and in contemplation thereof or related thereto, and (iii) assets used to make payments to stockholders of PRT who exercise their dissenters' rights in connection with the Merger.

     14. No fractional shares of NMC Common Stock will be issued in the Merger. In lieu thereof, cash will be paid to PRT stockholders otherwise entitled to a fractional share of NMC Common Stock. The payment of cash in lieu of fractional shares of NMC Common Stock is made solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration. The total amount of cash that any holder of PRT Common Stock will receive in lieu of a fractional share interest will not equal or exceed the fair market value (as determined in accordance with the

Klehr, Harrison, Harvey, Branzburg & Ellers
Irell & Manella
April 17, 1996
Page 4


Merger Agreement) of one full share of NMC Common Stock on the last trading day prior to the Effective Time, and the total cash consideration that will be paid in the transaction to PRT stockholders in lieu of issuing fractional shares of NMC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the PRT stockholders in exchange for their shares of PRT Common Stock. The consideration for fractional shares will be paid by NMC.

     15. The NMC Common Stock issued pursuant to the Merger will not be subject to any restriction, other than any restrictions imposed under any applicable securities laws or under employment agreements with Michael Levey and Lisa Vann Levey.

     16. NMC, Acqusition, PRT and the stockholders of PRT will each pay separately its or their own expenses, if any, incurred in connection with the Merger.

     17. Any compensation paid to stockholders of PRT who enter (or who have entered) into an employment, consulting or non-competition contract, if any, with NMC (or any member of a controlled group, as defined in Section 1563 of the Code, in which NMC is also a member) at any time or with Acquisition after the Effective Time will be for services actually rendered or to be rendered (or compliance with restrictions on competition) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services (or compliance). None of such compensation represents consideration for the exchange of shares of PRT Common Stock for NMC Common Stock. None of the shares of NMC Common Stock received by PRT stockholders in the Merger is separate consideration for or otherwise allocable to anything other than PRT Common Stock, such as for services or any covenant not to compete.

     18. To the knowledge of NMC's management, there is no present plan or intention on the part of the stockholders of PRT who own five percent (5%) or more of PRT Common Stock, or, any plan or intention on the part of PRT's stockholders (a "Plan"), to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of (i) shares of NMC Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of Outstanding PRT Common Stock (including shares of PRT Common Stock issued after the date hereof and prior to the Effective Time pursuant to exercise of options to acquire PRT Common Stock issued to present or former employees or directors of PRT in the ordinary course of business (the "PRT

Klehr, Harrison, Harvey, Branzburg & Ellers
Irell & Manella
April 17, 1996
Page 5


Options")), or (ii) more than fifty percent (50%) of the shares of NMC Common Stock received by such stockholders in the Merger. For purposes of the foregoing, a Sale of NMC Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of PRT Common Stock (or the portion thereof) (i) held by NMC or a NMC Controlled Group Member, (ii) exchanged for cash in lieu of fractional shares of NMC Common Stock, or (iii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding PRT Common Stock that was exchanged for NMC Common Stock in the Merger and then disposed of pursuant to a Plan.

     19. There is no intercorporate indebtedness existing between NMC or Acquisition and PRT that was issued, acquired or will be settled at a discount.

     20. The fair market value of the assets of PRT exceeds the aggregate liabilities of PRT plus the amount of any other liabilities to which such assets are subject that are not included in such aggregate.

     21. None of the shares of NMC Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the PRT Options.

     22. NMC hereby confirms the truth and accuracy in all material respects of each of the representations made by it in the Merger Agreement.

     23. NMC is authorized to make all the representations made by them and set forth herein.

                      B.  LIMITATIONS ON OPINION:  RELIANCE

     1. NMC has read and understands all the limitations and qualifications to which your opinion is subject and the items upon which you have relied.

     2. NMC recognizes that your opinion will be based, in part, on the representations herein and that such opinion will not be effective if any of such representations is not accurate and complete in all material respects at all relevant times.

Klehr, Harrison, Harvey, Branzburg & Ellers
Irell & Manella
April 17, 1996
Page 6


     This letter is being furnished to you solely for your benefit and for use in rendering your opinion and is not to be used, circulated, quoted or otherwise referred to for any purpose (other than inclusion in your opinion) without the express written consent of NMC. All of the foregoing certifications are true to the best knowledge of the management of NMC.


                                   Very truly yours,

                                   National Media Corporation


                              By:  /S/ BRIAN J. SISKO
                                   ------------------------------------
                                   Brian J. Sisko
                                   Vice President, Corporate Development